Exhibit 5.1

601 Lexington Avenue
New York, NY 10022
United States

+1 212 446 4800	Facsimile:
+1 212 446 4900
www.kirkland.com

June 26, 2020

Option Care Health, Inc.

3000 Lakeside Drive, Suite 300N

Bannockburn, Illinois 60015

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (“Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) on June 26, 2020 under the Securities Act of 1933, as amended (“Act”), by Option Care Health, Inc. (“Company”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act: (A) by the Company, of an unspecified number of (i) shares of common stock, par value $0.0001 per share, of the Company ( “Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”); (iii) depositary shares representing a fraction of or multiple shares of Preferred Stock evidenced by depositary receipts of the Company (“Depositary Shares”); (iv) warrants to purchase Common Stock, Preferred Stock or other securities of the Company (“Warrants”); (v) subscription rights to purchase Common Stock, Preferred Stock or other securities of the Company (“Subscription Rights”); and (vi) units consisting of two or more Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights or other securities of the Company  (“Units”) and (B) by the selling stockholders named in the Registration Statement, 143,513,746 shares of Common Stock. The securities listed above in (A) and (B) are collectively referred to herein as the “Securities.”

You have advised us that: (a) the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a bank or trust company (“Depositary”); (b) the Warrants will be issued under a separate agreement (“Warrant Agreement”) to be entered into between the Company and a warrant agent (“Warrant Agent”); (c) the Subscription Rights will be issued under one or more subscription rights agreements (“Subscription Rights Agreement”) to be entered into between the Company and a bank or trust company as rights agent (“Rights Agent”); and (d) the Units will be issued under a unit purchase agreement by and among the Company and the other parties named therein (“Unit Purchase Agreement”). Each Deposit Agreement, Warrant Agreement, Subscription Rights Agreement and Unit Purchase Agreement shall be referred to herein as a “Governing Document.” Each Depositary, Warrant Agent, Rights Agent and counterparty to a Governing Document shall be referred to herein as a “Governing Document Counterparty.”

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In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the registration of the Securities, including the proceedings of the Board of Directors of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i)                                     the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)                                  a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)                               the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)                              the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and, as applicable, the applicable Governing Document;

(v)                                 the Securities offered, as well as the terms of the applicable Governing Document, as executed and delivered, do not violate any law applicable to the Company or result in default under or breach of any agreement or instrument binding upon the Company;

(vi)                              the Company will have obtained any legally required consents, approvals, authorization and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(vii)                           the Securities offered, as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(viii)                        a definitive purchase, underwriting, sales agency or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(ix)                              any Security issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the qualifications, assumptions and limitations and further limitations set forth herein, we advise you that:

1.             When the shares of Common Stock to be offered and sold by the Company have been duly authorized by appropriate corporate action of the Company and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and in the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.             When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.             When, as and if (a) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

4.             When, as and if (a) any series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.             When, as and if (a) any Subscription Rights have been duly authorized and duly established in accordance with the applicable Subscription Rights Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), and (c) the Subscription Rights have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Rights Agent, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.             When, as and if (a) any Units have been duly authorized and duly established in accordance with any applicable Unit Purchase Agreement and applicable applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units (including any form of certificate evidencing the Units) and and (c) the Units have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment therefor in accordance with such authorization and any applicable Unit Purchase Agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws). In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so-called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as trustee, warrant agent, depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States, the internal law of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws), in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or laws of the States of New York or Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Validity of Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP